Exhibit 11.	Pennsylvania Commerce Bancorp, Inc.
Computation of Net Income Per Share

For the Quarter Ending June 30, 2008
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$3,506,000
Preferred stock dividends	(20,000)
Income available to common stockholders	3,486,000	6,341,116	$0.55
Effect of Dilutive Securities:
Stock options		163,075
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$3,486,000	6,504,191	$0.54
For the Quarter Ending June 30, 2007
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$1,571,000
Preferred stock dividends	(20,000)
Income available to common stockholders	1,551,000	6,222,947	$0.25
Effect of Dilutive Securities:
Stock options		235,532
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$1,551,000	6,458,479	$0.24
For the Six Months Ending June 30, 2008
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$6,712,000
Preferred stock dividends	(40,000)
Income available to common stockholders	6,672,000	6,333,891	$1.05
Effect of Dilutive Securities:
Stock options		164,847
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$6,672,000	6,498,738	$1.03
For the Six Months Ending June 30, 2007
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$2,683,000
Preferred stock dividends	(40,000)
Income available to common stockholders	2,643,000	6,195,175	$0.43
Effect of Dilutive Securities:
Stock options		234,358
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$2,643,000	6,429,533	$0.41